Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-219494, No. 333-219157, No. 333-260046, 333-255707, and 333-255708) on Form S-3 and the registration statements (No. 333-222743 and No. 333-262767) on Form S-8 of our reports dated March 16, 2022 with respect to the consolidated financial statements of Exela Technologies, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Detroit, Michigan
March 16, 2022